Exhibit 10.1

Information Concerning Executive Compensation

On January 06, 2017, the Compensation Committee of HomeFed Corporation (the “Company”) approved annual salary increases (effective January 1, 2017) and discretionary 2016 cash bonuses for each of the Company’s executive officers who were included as named executive officers in the Company’s 2016 proxy statement.

Name and Title	Base Salary in 2017	Bonus Award for 2016[1]
Paul J. Borden	$390,770	$254,232[2]
President and
Chief Executive Officer

John Kent Aden, Jr.	$319,707	$209,403
Vice President

Christian E. Foulger	$245,714	$207,227
Vice President

Erin N. Ruhe	$234,462	$206,896
Vice President,
Treasurer and Controller

1 Includes a holiday bonus paid to each of the named executive officers based on a percentage of salary of $11,493 for Mr. Borden, $9,403 for Mr. Aden, $7,227 for Mr. Foulger and $6,896 for Ms. Ruhe.

2 Also includes a gross-up bonus of $42,739 for Mr. Borden as reimbursement for taxes payable on travel, commuting and lodging expenses.